UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.                   )

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☐	Definitive Proxy Statement

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Equinix, Inc.

(Name of Registrant as Specified in its Charter)

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Your Vote Counts! EQUINIX, INC. ONE LAGOON DRIVE, REDWOOD CITY, CA 94065 EQUINIX, INC. 2023 Annual Meeting Vote by May 24, 2023 11:59 PM ET You invested in EQUINIX, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 25, 2023. Vote Virtually at the Meeting* May 25, 2023 10:00 a.m. PDT Virtually at: www.virtualshareholdermeeting.com/EQIX2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V11820-P91480 Get informed before you vote View the Annual Report, Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 11, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. V1.2

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V11821-P91480 1. Election of directors to the Board of Directors (the “Board”) to serve until the next Annual Meeting or until their successors have been duly elected and qualified Nominees: 1c. Ron Guerrier 1a. Nanci Caldwell 1d. Gary Hromadko 1k. Peter Van Camp 1b. Adaire Fox-Martin 1e. Charles Meyers 2. Approval, by a non-binding advisory vote, of the compensation of our named executive officers 1f. Thomas Olinger 1g. Christopher Paisley 1h. Jeetu Patel 1i. Sandra Rivera 1j. Fidelma Russo 5. A stockholder proposal related to shareholder ratification of termination pay For For For For For For For For For For For For For Against 3. Approval, by a non-binding advisory vote, of the frequency with which our stockholders will vote on the compensation of our named executive officers 4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 1 Year